Exhibit 99.1

ROBBINS GELLER RUDMAN & DOWD LLP
SHAWN A. WILLIAMS (213113)
CHRISTOPHER M. WOOD (254908)
Post Montgomery Center
One Montgomery Street, Suite 1800
San Francisco, CA 94104
Telephone: 415/288-4545
415/288-4534 (fax)
shawnw@rgrdlaw.com
cwood@rgrdlaw.com
- and -
TRAVIS E. DOWNS III (148274)
JEFFREY D. LIGHT (159515)
LUCAS F. OLTS (234843)
IVY T. NGO (249860)
655 West Broadway, Suite 1900
San Diego, CA 92101
Telephone: 619/231-1058
619/231-7423 (fax)
travisd@rgrdlaw.com
jeffl@rgrdlaw.com
lolts@rgrdlaw.com
ingo@rgrdlaw.com
Lead Counsel for Plaintiffs

UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF CALIFORNIA
san jose division

In re EXTREME NETWORKS, INC. SHAREHOLDER DERIVATIVE LITIGATION This Document Relates To: ALL ACTIONS.	) ) ) ) ) ) ) ) ) )	No. C-07-02268-RMW NOTICE OF PROPOSED SETTLEMENT

TO:    ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF THE COMMON STOCK OF EXTREME NETWORKS, INC. (“EXTREME” OR THE “COMPANY”) AS OF APRIL 8, 2011 (THE “RECORD DATE”) (“CURRENT EXTREME SHAREHOLDERS”)
PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED SHAREHOLDERS' DERIVATIVE ACTION (THE “ACTION”) AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.
IF YOU HOLD EXTREME COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.
THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS CONCERNING THE MERITS OF THE ACTION. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.
Notice is hereby provided to you of the proposed settlement (the “Settlement”) of the above shareholder derivative lawsuit. This Notice is provided by Order of the United States District Court for the Northern District of California, San Jose Division (the “Court”). It is not an expression of any opinion by the Court. It is to notify you of the terms of the proposed Settlement, and your rights related thereto.

1.	WHY THE COMPANY HAS ISSUED THIS NOTICE
Your rights may be affected by the Settlement of the action styled In re Extreme Networks, Inc. Shareholder Derivative Litigation, No. C-07-02268-RMW. Lead Plaintiff, Kathleen Wheatley (on behalf of herself and derivatively on behalf of Extreme) (“Lead Plaintiff”), Individual Defendants Gordon L. Stitt, W. Michael West, William R. Slakey, Michael J. Palu, Alexander J. Gray, Herb Schneider, Stephen Haddock, Harry Silverglide, Robert L. Corey, Kenneth Levy, Charles P. Carinalli, Peter Wolken, Harold Covert, Vito Palermo, June Hull, Promod Haque, Lawrence Orr, Steven Fukuda, Bassam Halabi, Allan Miller, Christopher Todd, and Darrell Scherbarth, and nominal party Extreme have agreed upon terms to settle the Action and have signed a written Stipulation of Settlement dated April 8, 2011 (“Stipulation”) setting forth those settlement terms.

On July 1, 2011, at 9:00 a.m., the Court will hold a hearing (the “Settlement Hearing”) in the Action. The purpose of the Settlement Hearing is to determine: (i) whether the terms of the Settlement are fair, reasonable, and adequate and should be approved; (ii) whether a final judgment should be entered; (iii) whether the negotiated amount of attorneys' fees and expenses should be approved by the Court; and (iv) such other matters as may be necessary or proper under the circumstances.

2.	SUMMARY OF THE ACTION
This is a shareholder derivative action that alleges claims based on Extreme's stock option grants and related acts and practices from 1999 through 2005. On April 25, 2007, plaintiff Yenna Wu filed the first complaint in the United States District Court for the Northern District of California captioned Wu v. Stitt, et al., Case No. C-07-02268-RMW. By order of the Court dated August 2, 2007, the Wu action and the related shareholder derivative actions filed in the United States District Court for the Northern District of California captioned Erikson v. Stitt, et al., Case No. C-07-02388-RMW, Grucel v. Stitt, et al., Case No. C-07-02848-RMW, and Bennett v. Stitt, et al., Case No. C-08-01033-RMW were consolidated into one action for all purposes under the caption In re Extreme Networks, Inc. Shareholder Derivative Litigation, No. C-07-02268-RMW.
On August 13, 2007, the Court appointed Frank A. Grucel Jr. as lead plaintiff and the law firm of Robbins Geller Rudman & Dowd LLP as lead counsel in the Action.

On October 11, 2007, lead plaintiff filed the First Amended Consolidated Verified Shareholder Derivative Complaint (“FAC”), naming as defendants the Individual Defendants as well as Frank C. Carlucci and Alicia Jayne Moore. On November 26, 2007, Extreme filed its Motion to Dismiss the FAC. On February 6, 2008, the Court entered a Stipulation and Order vacating the hearing on Extreme's Motion to Dismiss the FAC and setting a schedule for the filing of lead plaintiff's Second Amended Consolidated Complaint.

On February 25, 2008, lead plaintiff filed the Second Amended Consolidated Verified Shareholder Derivative Complaint (“SAC”), naming as defendants the Individual Defendants, and omitting all claims against Frank C. Carlucci and Alicia Jayne Moore, who were thereby dismissed from the Action. On April 10, 2008, Extreme filed its Motion to Dismiss and Motion to Strike directed at the SAC. Thereafter, on August 12, 2008, the Court granted Extreme's Motion to Dismiss the SAC, finding that plaintiffs had not adequately alleged that a demand on Extreme's Board of Directors would have been futile. The Court also found that lead plaintiff Frank A. Grucel Jr. lacked standing to continue pursuit of the alleged claims on behalf of Extreme shareholders.

On August 22, 2008, plaintiff Kathleen Wheatley filed a Notice of Motion and Motion for Leave to File Motion for Reconsideration of the Court's August 12, 2008 Order. On September 4, 2008, plaintiff Kathleen Wheatley filed the Third Amended Consolidated Verified Shareholder Derivative Complaint (“TAC”), as well as a Motion for Leave to Intervene and for the Appointment of Lead Plaintiff and Selection of Counsel (the “Motion to Intervene”). On September 23, 2008, the Court issued an Order Denying Kathleen Wheatley's Motion for Leave to File Motion for Reconsideration. Thereafter, on October 1, 2008, the Court issued an Order granting the Motion to Intervene, named Kathleen Wheatley lead plaintiff, and confirmed the law firm of Robbins Geller Rudman & Dowd LLP as lead counsel.

On October 16, 2008, Extreme filed its Motion to Strike and Motion to Dismiss directed at the TAC. After briefing was completed on Extreme's Motion to Strike and Motion to Dismiss the TAC on December 5, 2008, the Court held a hearing on the Motion to Strike and Motion to Dismiss the TAC on December 19, 2008. Thereafter, on November 17, 2009, the Court issued an Order Denying Nominal Defendant's Motion to Strike and Motion to Dismiss the TAC.

On December 3, 2009, Extreme filed a Motion for Reconsideration or, in the alternative, 28 U.S.C. §1292(b) certification. On April 2, 2010, this Court entered an Order Denying Extreme's Motion for Reconsideration and for Stay of Action and Certification of Appeal (the “Reconsideration Order”).

Thereafter, the parties began pursuing discovery related to the claims in the TAC. On June 4, 2010, the Court held a case management conference, at which the parties informed the Court that they intended to participate in mediation, and granted the parties' request to stay the Action pending mediation.

On August 9, 2010, the parties attended a full day mediation session presided over by the Honorable Layn R. Phillips (Ret.). Thereafter, the parties continued to discuss possibilities for resolution facilitated by Judge Phillips.

On October 15, 2010, Judge Phillips issued a Mediator's Proposal to resolve terms of settlement. Thereafter, the parties continued to discuss and negotiate the terms of a proposed settlement, particularly the contours of the Corporate Governance Reforms to be adopted by the Company. On December 22, 2010, the parties reached agreement on the material terms of the Settlement, which they confirmed in a Memorandum of Understanding effective on December 22, 2010. Thereafter, the parties agreed to resolve the Action on the terms set forth in the Stipulation.

3.	TERMS OF THE PROPOSED DERIVATIVE SETTLEMENT
The principal terms, conditions, and other matters that are part of the Settlement, which is subject to approval by the Court, are summarized below. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court and is available at http://investor.extremenetworks.com.

To resolve the Action, the Settling Parties agree, as set forth in the Stipulation, as follows:

As a result of the filing and prosecution of the Action and as part of the Settlement of this Action, Extreme shall adopt the Corporate Governance Reforms set forth below. Extreme and Plaintiffs have conducted extensive negotiations and have reached agreement regarding broad corporate governance reforms, including certain enhancements to internal controls and procedures at the Company, which include (i) the decoupling of the chairmanship of the Board of Directors and the Chief Executive Officer; (ii) the clawback of incentive based awards upon the restatement of financials; (iii) phasing in of annual, as opposed to staggered, elections; and (iv) enhancements to the Company's compensation practices and stock option granting process related, among other things, to the allegations raised in the Action. Extreme acknowledges that the Action was a material factor in the adoption and/or implementation of the Corporate Governance Reforms, and, as such, has conferred a substantial benefit to Extreme.

Corporate Governance Terms. To the extent that the following policies and procedures have not already been implemented by Extreme since the filing of the first complaint in this matter in April 2007, within six months of the issuance of the Final Order and Judgment, the Board of Directors (the “Board”) of Extreme shall take any and all actions necessary, including, but not limited to, recommending and seeking shareholder approval to amend the Company's by-laws and articles, as necessary, and adopting resolutions and amending committee charters to ensure adherence to the following Corporate Governance Reforms. Extreme agrees that, provided that Extreme's common stock remains listed on the NASDAQ Stock Exchange (or any other nationally recognized exchange, if applicable), the governance provisions included herein will remain in effect for no less than four years from the date of the issuance of the Final Order and Judgment.
Board Policies and Procedures
1.The Compensation Committee shall amend its charter to require that Committee members meet at least four times per year.
2.The Board shall develop a policy whereby any director over the age of 75 or any director with tenure of more than 20 years shall tender their resignation to the Board, with the Board to make a determination whether to accept the resignation.
B.    Director Independence
The Board will amend its Corporate Governance Guidelines to include the following policies:

3.The Nominating and Governance Committee shall ensure at all times that at least three-fourths of the members of the Board shall be “independent directors,” as defined below. To be deemed “independent” in any calendar year, a director must satisfy the definition of independent director as that term is defined in Rule 5605(a)(2) of the NASDAQ rules or such successor regulation as may be applicable.
4.To be deemed “independent” in any calendar year, a director must also satisfy the following qualifications:
(a)has not been employed by the Company or its subsidiaries or affiliates (defined for purposes of the Stipulation as any individual or business entity that owns at least 5% of the securities of the Company having ordinary voting power) within the last five calendar years;
(b)has not received, during the current calendar year or the immediately preceding calendar year, remuneration, directly or indirectly, as a result of service as, or compensation paid to an entity affiliated with the individual who serves as: (i) an advisor, consultant, or legal counsel to the Company or to a member of the Company's senior management; or (ii) a significant customer or supplier of the Company;
(c)has no personal services contract(s) with the Company, or any member of the Company's senior management;
(d)is not a employee, director, or advisory Board member of a not-for-profit entity that receives contributions in excess of $50,000 in a given year from the Company;
(e)during the current calendar year or the immediately preceding calendar year, has not had any business relationship with the Company for which the Company has been required to make disclosure under Item 404 of Regulation S-K of the U.S. Securities and Exchange Commission;
(f)is not employed by a public company at which an executive officer of the Company serves as a director;
(g)has not had any of the relationships described above, with any affiliate of the Company; and
(h)is not a member of the immediate family of any person who fails to satisfy the qualifications described above.
5.Temporary exceptions to the above policy as a result of resignations and decisions not to stand for re-election are permissible provided the Board undertakes a formal search promptly and the exception is remedied within one year.

C.    Risk Assessment and Risk Management
6.The Board shall establish a Board level structure for the oversight of the Company's management of risk, including annual reviews by management with the appropriate committees or the Board regarding risk assessment and risk management.

D.    Risk Assessment and Risk Management - COSO Improvements
7.The Control Environment sets the tone of an organization, influencing the control consciousness of its people. As explained in COSO, “[i]t is the foundation for all other components of internal control, providing discipline and structure.”
8.Extreme's Control Environment includes, and shall continue to include, education and training, particularly concerning issues of executive compensation and governance, and as part of that:
(a)The Company shall hold training programs for all Director and Vice President employees during 2011 regarding the consequences of falsifying corporate documents.
(b)The Company shall reimburse directors for training for the Board on best practices in Executive Compensation, Corporate Governance and Internal Controls.
9.The following reforms shall be implemented:
(a)The Company shall report to the Audit Committee and the Board on all identified potentially unlawful activities or whistle blower complaints on a quarterly basis, and as needed to promptly address potentially unlawful activities.
(b)To the extent not already established, the General Counsel shall review all documentation concerning awards of stock options and other securities to employees, management and directors.
(c)The internal audit function at the Company shall conduct an additional audit in the next 18 months of the stock option and restricted grant process and administration.
(d)The Audit Committee shall establish an Internal Audit Department. The Audit Committee shall establish an Internal Audit Department Charter providing that the Internal Audit Department shall report directly to the Audit Committee, and the Audit Committee Chair shall have final approval of the scope, strategy and resource allocation to internal audit. The Internal Audit Department will be authorized to have unrestricted access to all functions, records and personnel of the Company necessary to conduct internal audit engagements (other than attorney-client privileged documents) and shall have full and free access to the Audit Committee.
(e)The Company shall engage a qualified third party accounting firm to conduct the internal audit function, or shall retain a Head of Internal Audit with a minimum of the following credentials: Certified Public Accountant (active license) and/or Certified Internal Auditor, and shall, at least once every two years, attend training in the consideration of fraud in a financial statement audit.
(f)The Internal Audit Department will present at the end of each quarter to the Audit Committee a report of internal audit activities, including control weaknesses, related risk exposures, and the Company's progress on remediation.

E.    Controls Over Securities Award Documentation
10.Robust internal controls of executive equity compensation awards will be implemented.

F.    Compensation Policies and Procedures
11.The Compensation Committee shall establish a comprehensive and responsible set of assumptions, policies and procedures for determining executive compensation (e.g., Company compensation levels should be compared to those of executives at similar-sized businesses in similar industries or with similar profitability, and with the same level of job/business complexity). The companies used as a compensation peer group should be disclosed and the rationale behind their selection explained.
12.Incentive plans providing for cash and equity awards shall be created in consultation with outside compensation experts to ensure that payments and vesting restrictions are both mixed with service requirements and based on clearly identified performance metrics and targets.
13.Incentive plans should include a mix of short and long-term performance measurement periods. Short-term plans should measure performance generally over a period of a year, and long-term plans should measure performance over a minimum of two years and should be aligned with either long-term strategy.
14.The Compensation Committee shall consider whether financial targets under incentive plans should be readjusted to account for any unplanned or unbudgeted corporate finance or M&A transaction, or any other transaction that would materially affect the achievement of such target.
15.Any adjustment in the exercise or purchase price, the number of shares subject to, the significant restrictions upon, or the significant terms of, an award granted under an incentive plan shall be prohibited unless approved by the stockholders of the Company.
16.The Board shall implement a strict policy regarding the sale of Company stock by insiders, to minimize the possibility of future management abuse in this area. This policy should prohibit any sale by members of management when in possession of material inside information, and provide for the imposition of penalties, up to and including termination, for violation of the policy.
17.The Company shall appoint a Trading Compliance Officer (or Officers) who shall be either Company's CFO or General Counsel, who shall be responsible for ensuring compliance with the Company's stock trading and market communications policy. That person will be designated the “Trading Compliance Officer,” and will be responsible for developing (with Board involvement), presenting to the Board for approval, and monitoring and updating (with Board involvement and approval) a comprehensive program (the “Trading Compliance Program”) designed to ensure compliance with the Company's trading policies. The Trading Compliance Officer shall report directly to the Board, and the outside director (non-management) members of the Board will have direct access to the Trading Compliance Officer, including the opportunity to meet with the Trading Compliance Officer outside the presence of any other member of management. In addition to the above:
(a)The Trading Compliance Officers shall be responsible for pre-clearing in writing all transactions by the Company's directors or those employees subject to §16 of the Securities Exchange Act of 1934.
(b)The Trading Compliance Officer may designate and announce special trading black out periods during which no directors, Section 16 officers or Access Persons may trade in Company securities.
18.The Company shall adopt a policy requiring the public disclosure of all sales or purchases of the Company's stock by any corporate executive officers or directors within 48 hours of such purchase or sale.
19.Failure to comply with the Company's trading policy shall result in appropriate sanctions, which, if the failure appears willful and fraudulent, may include disgorgement by the individual to the Company of all profits from the transaction, termination, or other appropriate disciplinary action.
20.The Board shall implement a plan that in addition to complying with SOX Section 304 applicable to the CEO and CFO, also provides for the “claw-back” of incentive-based compensation including, but not limited to, stock options awards and cash bonuses received by the Company's Section 16 officers not currently covered by SOX, in the event the Company is required to prepare an accounting restatement to correct a material accounting error on an interim or annual financial statement, as a result of fraud by the Section 16 officer, included in a report on Form 10-Q or Form 10-K. The plan shall be consistent with SOX, and require that, in the event of such a financial restatement, such Section 16 Officer shall reimburse to the Company the amount of all incentive-based compensation received from the Company during the 12-month period following the first issuance of the applicable Form 10-Q or Form 10-K containing the material error.
21.No director, officer or employee may trade in any interest or position relating to the future price of Company securities, such as a put, call or short sale (including a short sale “against the box”). The Company shall disclose in the annual proxy statement whether any executive officers or directors of the Company are permitted to purchase financial instruments designed to hedge or offset decreases in the market value of compensatory equity awards held directly or indirectly. These include prepaid variable forward contracts, equity swaps, collars and exchange funds.

G.    Stock Option Plan(s)
22.Any stock option or other similar plan shall provide an objective, measurable and fair mechanism for pricing stock options, or a board approved policy shall be established for such purpose.
23.All grants by the Compensation Committee of equity awards shall clearly define the exercise price, the grant date and the fair market value of stock (e.g., the closing price on a specified date, or the average closing price over a specified period). In no event shall the exercise price or value of an award be determined by reference to the fair market value of the Company's stock on a day other than the grant date of the award.
24.Notice of the determination shall be given to each employee or consultant to whom an option is so granted no more than two weeks after the date of such grant. Determination shall be defined as including, at a minimum, the number of options granted to each employee and/or consultant and the terms of such options.
25.Plans shall comply with legal, professional and ethical requirements for proper disclosure and proper accounting and shall provide appropriate documentation for proper disclosure and accounting.

H.    Granting of Stock Option Awards
26.Authority to grant stock option awards shall be limited to the full Board or a properly constituted Compensation Committee. The Compensation Committee shall be composed of independent directors. All grants shall be made only at a meeting of the Company's Board or Compensation Committee, subject to provision 2 below.
27.In the event equity grants require prompt approval (for example, in connection with the hiring of a senior executive or the closing of an acquisition or other strategic transaction), but it is not feasible for the Compensation Committee to hold a meeting, the Compensation Committee may approve such equity grants by having the entire Compensation Committee execute a written consent. The grant date for all such grants approved by written consent shall be either (i) the date on which the written consent is complete and executed by all Compensation Committee members; or (ii) if so specified by the written consent, the second or third day immediately following the Company's release of its quarterly or annual financial press release, next following the date on which the written consent is complete and executed by all Compensation Committee members. All written consents shall carry the date of when each signatory signed the consent.

28.The exercise price for all equity grants shall be the closing market price for the Company's stock as reported by the NASDAQ on the grant date. The Compensation Committee will promptly inform the Board about any equity grants to executive officers approved by the Compensation Committee.
29.Corporate Counsel shall attend any and all meetings where options are granted and shall promptly prepare minutes of the meeting. Grants to directors, Section 16 Officers and Covered Employees within the meaning of §162(m) of the tax code shall either be approved or ratified by an independent Compensation Committee or by the full Board excluding directors who are not permitted to vote on such matters under §162(m). The body authorized to grant stock options shall be specified in the Compensation Committee Charter and any current and/or subsequent equity incentive plan, whether or not subject to stockholder approval.

I.    Timing of Option Grants
30.Except in unusual situations (such as stock options awarded in connection with the hiring of a new executive or an acquisition or other strategic transaction), all grants of all stock options shall be made only at a meeting of the Compensation Committee and shall have a grant date on the second or third day immediately following the Company's release of its quarterly or annual financial press release, next following the Compensation Committee's meeting.
31.The grant date shall be as specified immediately above, provided that if this is not the case, a discussion and explanation regarding the specific circumstances should be included in the CD&A or other filing announcing an award. [See Item 1.]
32.Executive officers shall be prohibited from determining the grant date of any stock option award.

J.    Board Policies and Procedures (Declassification and Annual Elections)
33.As soon as practicable, but in no event later than the 2011 annual shareholders' meeting, the Board shall approve and submit for shareholder approval (with a recommendation that shareholders vote in favor of) an amendment to the Company's Certificate of Incorporation to eliminate the classification of directors in Article II (Board of Directors) of the charter over a three year period of time.
34.The Board shall approve an amendment to Section 2.1 (Number and Term of Office) of the Company's by-laws to declassify the Board and provide that each director shall stand for reelection at each annual general meeting in accordance with any proposal approved by the Stockholders.

K.    Board Composition and Practices
35.Separation of CEO and Chairman - Lead Independent Director. The Board shall adopt a policy designed to maintain a separation between the Offices of the Chairman of the Board of Directors (“Chairman”) and Chief Executive Officer.
36.For all periods where the Chairman of the Board of Directors is also an executive officer employee of the Company, a Lead Director will be selected. The Lead Director will be selected annually by a majority vote of the Board of Directors.
37.The Lead Director shall have the responsibility to work to achieve best governance practices within the Board and to improve the Board's overall effectiveness, consistent with the best interests of the Company and its shareholders. In addition to the duties of all Board members, the specific responsibilities of the Lead Director are the following:
(a)Develop the agenda for, and moderate executive sessions of the Board's independent directors, and help promote good communication between the independent directors and the Chairman and/or Chief Executive Officer;
(b)Chair meetings of the Board in the absence of the Chairman;
(c)Make recommendations to the Chairman regarding the appropriate schedule of Board meetings, seeking to ensure that the independent directors can perform their duties responsibly while not interfering with the flow of the Company's operations;
(d)Jointly with the Chairman set agendas for Board meetings and make recommendations to the Chairman regarding the structure of Board meetings;
(e)Make recommendations to the Chairman in assessing the quality, quantity, and timeliness of the flow of information from the Company's management that is necessary for the independent directors to effectively and responsibly perform their duties; and
(f)Coordinate with the Governance Committee of the Board and corporate counsel to promote a thorough annual self-assessment by the Board and its committees.

L.    Whistleblower Policies
38.The Company shall implement a Whistleblower process which shall be included in its Standards of Business Conduct document (“Standards”). The Standards promulgate standards covering conflicts of interest, bribery and corruption, financial records and accounting, and securities law, among other topics. The Whistleblower process shall allow private and confidential reporting of any suspected violations of the Standards.

M.    Shareholder Meetings
39.All of the Company's directors shall make good faith efforts to attend each annual shareholder meeting in person. Absent extraordinary circumstances, at least 3 members of the Board shall attend each annual shareholder meeting in person.
40.All qualified shareholder proposals shall be evaluated by the Company's General Counsel and a Committee of at least two independent directors, as defined herein, chaired by an independent Chairman. Such Committee will determine, in consultation with the Company's General Counsel and with the assistance of outside advisors, if necessary, whether the shareholder proposal complies with the applicable substantive and procedural requirements of the federal securities rules, and if so, will make a recommendation to the Board for or against such shareholder proposal including the reasons for such recommendation. The Committee will determine whether to publish this recommendation in the applicable proxy statement. Also, the Committee will determine, in consultation with the Company's General Counsel and with the assistance of outside advisors, if necessary, whether to submit a no-action request to the Securities and Exchange Commission.

N.    Amendments
The Company may amend these Corporate Governance Terms if (i) an amendment is mandated by changes in governing law or regulations; or (ii) at least two-thirds of the Independent Directors approve such amendment, determine that such amendment is in the best interests of the Company, and the documentation of the amendment specifically reflects that determination and its basis.
The Stipulation also provides for the entry of judgment dismissing the Action against the Defendants with prejudice and, as explained in more detail in the Stipulation, barring and releasing certain known or unknown claims that have been or could have been brought in any court by the Lead Plaintiff in the Action or by Extreme, or any of its shareholders, against Extreme and the Individual Defendants relating to any of the claims or matters that were or could have been alleged or asserted in any of the pleadings or papers filed in the Action.

4.	PLAINTIFFS' COUNSEL'S ATTORNEYS' FEES AND EXPENSES
After negotiation of the material terms of the Settlement, Plaintiffs and Extreme, with the assistance of the mediator, the Honorable Layn R. Phillips (Ret.), negotiated the attorneys' fees and expenses that Extreme would pay or cause to be paid to Plaintiffs' Counsel, subject to Court approval.  As a result of these negotiations, Extreme has agreed to pay $3,500,000 to Plaintiffs' Counsel for their fees and expenses (“Fee and Expense Award”).  The Fee and Expense Award includes fees and expenses incurred by Plaintiffs' Counsel in connection with the prosecution and settlement of the Action.  To date, Plaintiffs' Counsel have not received any payments for their efforts on behalf of Extreme shareholders.  The Fee and Expense Award will compensate Plaintiffs' Counsel for the results achieved in the Action.

5.	REASONS FOR THE SETTLEMENT
Counsel for the Settling Parties believe that the Settlement is in the best interests of the Settling Parties, Extreme and its shareholders.

a.	Why Did Plaintiffs Agree to Settle?
Lead Counsel conducted an extensive investigation relating to the claims and the underlying events and transactions alleged in the Action. Among other things, this included the production of non-public documents by Extreme to Plaintiffs. Lead Counsel have analyzed the evidence adduced during their investigation, and have researched the applicable law with respect to the claims of Lead Plaintiff, Current Extreme Shareholders, and Extreme against the Individual Defendants and the potential defenses thereto.
Based upon their investigation as set forth above, Lead Plaintiff and her counsel have concluded that the terms and conditions of the Stipulation are fair, reasonable, and adequate to Extreme and its shareholders, and in their best interests, and have agreed to settle the claims raised in the Action pursuant to the terms and provisions of the Stipulation after considering, among other things: (a) the substantial benefits that Extreme and its shareholders will receive from the Settlement, (b) the attendant risks of continued litigation of the Action, and (c) the desirability of permitting the Settlement to be consummated.

In particular, Lead Plaintiff and her counsel considered the significant litigation risk inherent in this shareholder derivative action. The law imposes significant burdens on plaintiffs for pleading and proving a shareholder derivative claim. While Lead Counsel believe Lead Plaintiff's claims are meritorious, Lead Counsel acknowledge that there is a substantial risk that the Action may not succeed in producing a recovery in light of the applicable legal standards and possible defenses. Lead Counsel believe that, under the circumstances, the Settlement is a highly favorable resolution of this complex action for Extreme and its shareholders.

b.	Why Did the Defendants Agree to Settle?
Defendants have denied and continue to deny each and all of the claims and contentions alleged by the Plaintiffs in the Action. Defendants expressly have denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Action. Defendants also have denied and continue to deny, inter alia, the allegations that the Plaintiffs, Extreme or its shareholders have suffered damage, or that the Plaintiffs, Extreme or its shareholders were harmed by the conduct alleged in the Action. The Individual Defendants have further asserted that at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of Extreme and its shareholders.
Nonetheless, the Individual Defendants and Extreme have also taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Action, as well as the costs of continued litigation. Defendants and Extreme have, therefore, determined that it is desirable and beneficial that the Action, and all of the Settling Parties' disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation. Extreme believes that the Settlement set forth in the Stipulation confers substantial benefits upon Extreme and its shareholders, and is therefore in the best interest of Extreme and its shareholders.

6.	SETTLEMENT HEARING
On July 1, 2011, at 9:00 a.m., the Court will hold the Settlement Hearing at the Robert F. Peckham Federal Building, 280 South First Street, San Jose, California. At the Settlement Hearing, the Court will consider whether the terms of the Settlement are fair, reasonable, and adequate and thus should be finally approved, whether the Fee and Expense Award should be approved, and whether the Action should be dismissed with prejudice pursuant to the Stipulation.

7.	RIGHT TO ATTEND SETTLEMENT HEARING
Any Current Extreme Shareholder may, but is not required to, appear in person at the Settlement Hearing. If you want to be heard at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing dates or times without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time before going to the Court. EXTREME SHAREHOLDERS WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

8.	RIGHT TO OBJECT TO THE SETTLEMENT AND PROCEDURES FOR DOING SO
You have the right to object to any aspect of the Settlement. You must object in writing, and you may request to be heard at the Settlement Hearing. If you choose to object, then you must follow these procedures.
You Must Make Detailed Objections in Writing
(A)Your name, legal address, and telephone number;
(B)Proof of being an Extreme shareholder as of the Record Date;
(C)The date(s) you acquired your Extreme shares;
(D)A statement of your position with respect to the matters to be heard at the Settlement Hearing, including a statement of each objection being made;
(E)Notice of whether you intend to appear at the Settlement Hearing (this is not required if you have lodged your objection with the Court); and
(F)Copies of any papers you intend to submit to the Court, along with the names of any witness(es) you intend to call to testify at the Settlement Hearing and the subject(s) of their testimony.

YOUR WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN JUNE 17, 2011. The Court Clerk's address is:
Clerk of the Court
United States District Court
Northern District of California
Robert F. Peckham Federal Building
280 South First Street, Room 2112
San Jose, CA 95113

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO LEAD COUNSEL AND COUNSEL FOR DEFENDANTS SO THEY ARE RECEIVED NO LATER THAN JUNE 17, 2011. Counsel's addresses are:
Lead Counsel for Plaintiffs

Jeffrey D. Light
ROBBINS GELLER RUDMAN & DOWD LLP
655 West Broadway, Suite 1900
San Diego, CA 92101

Counsel for Defendants

Joseph E. Floren
MORGAN, LEWIS & BOCKIUS LLP
One Market, Spear Street Tower
San Francisco, CA 94105

Unless the Court orders otherwise, your objection will not be considered unless it substantially complies with the requirements above and is timely filed with the Court and delivered to Lead Counsel and Defendants' counsel.
Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding.

9.	HOW TO OBTAIN ADDITIONAL INFORMATION
This Notice summarizes the Stipulation. It is not a complete statement of the events of the Action or the Stipulation.
You may inspect the Stipulation and other papers in the Action at the Clerk's office at any time during regular business hours of each business day. The Clerk's office is located at the United States District for the Northern District of California, Robert F. Peckham Federal Building, 280 South First Street, Room 2112, San Jose, California. However, you must appear in person to inspect these documents. The Clerk's office will not mail copies to you. You may also view and download the Stipulation at http://investor.extremenetworks.com.
If you have any questions about matters in this Notice, the Settlement or the Action you may contact Lead Counsel by telephone at 1-800-449-4900 or in writing Rick Nelson, c/o Shareholder Relations, Robbins Geller Rudman & Dowd LLP, 655 West Broadway, Suite 1900, San Diego, CA 92101.

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK'S OFFICE.

DATED: APRIL 22, 2011	BY ORDER OF THE COURT UNITED STATES DISTRICT COURT NORTHERN DISTRICT OF CALIFORNIA SAN JOSE DIVISION